Exhibit (e)(1)

DISTRIBUTION AGREEMENT

EXCELSIOR FUNDS, INC.

EXCELSIOR TAX-EXEMPT FUNDS, INC.

EXCELSIOR FUNDS TRUST

THIS AGREEMENT is made as of September 16, 2007, by and between Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust (each, a “Company”) on behalf of each series of each Company now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), and Columbia Management Distributors, Inc. (the “Distributor”). Absent written notification to the contrary by either a Company or the Distributor, each new investment portfolio established in the future shall automatically become a “Fund” for all purposes hereunder and shares of each new class established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I.

WHEREAS, each Company is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each Company desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares (“Shares”) of the Funds, and the Distributor is willing to render such services; and

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the National Association of Securities Dealers, Inc. (the “NASD”).

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1 Services as Distributor.

1.1 The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Company’s Board of Directors/Trustees and with the Company’s registration statement then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Company or its transfer agent, or their designated agents. As used in this Agreement, the term “registration statement” shall mean any registration statement, specifically including, among other items, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion, as it believes appropriate in connection with such solicitation. The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received. The Company understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Funds. The Company further understands that existing and future investors in the Funds may invest in shares of such other portfolios. The Company agrees that the Distributor’s duties to such portfolios shall not be deemed in conflict with its duties to the Company under this paragraph 1.2.

1.3 The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

1.4 The Company shall be responsible for expenses relating to the execution of any and all documents and the furnishing of any and all information and otherwise taking, or causing to be taken, all actions that may be reasonably necessary in connection with the registration of Shares under the 1933 Act and the Company under the 1940 Act and the qualification of Shares for sale under the so-called “blue sky” laws in such states as the Company directs and in such states as the Distributor may recommend to the Company which the Company approves, and the Company shall pay all fees and other expenses incurred in connection with such registration and qualification. The Company shall be also responsible for the preparation, printing and distribution of prospectuses and statements of additional information to shareholders and the direct expenses of the issue of Shares.

1.5 The Distributor shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds, and shall file with the NASD or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations. In addition, the Distributor will provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone questions with respect to the Funds.

1.6 In connection with all matters relating to this Agreement, the Company and the Distributor agree to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal and state laws, rules and regulations. The Distributor agrees to provide the Company with such certifications, reports and other information as the Company may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, such laws, rules and regulations.

1.7 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Company’s officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

1.8 The Company shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request and the Company warrants that such information shall be true and correct. Without limiting the foregoing, the Company shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Company’s books and accounts with respect to each Fund, and (b) from time to time such additional information regarding the Funds’ financial condition as the Distributor may reasonably request.

1.9 The Company may from time to time adopt one or more distribution plans pursuant to Rule 12b-1 under the 1940 Act. As compensation for services rendered hereunder, the Distributor shall be entitled to receive from the Company the payments set forth on Schedule II attached hereto, as the same may be amended from time to time by agreement of the parties. In addition, the Distributor shall be entitled to retain any front-end sales charge imposed upon the sale of Shares (and reallow a portion thereof) as specified in the Company’s registration statement and the Company shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of Shares as specified in the Company’s registration statement. Distributor, from time to time, may assign to any third party all or any portion of amounts payable to the Distributor under this Agreement.

1.10 The Distributor shall prepare reports for the Board of Directors/Trustees of the Company regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

1.11 The Distributor is authorized to enter into written agreements with banks, broker/dealers and other financial institutions, based on such form(s) of sales support agreements as may be approved by the Board of Directors/Trustees from time to time. The Distributor also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Company’s and the Funds’ responsibility or liability to any person under, or on account of any acts or statements of any such selling agent under, any such sales support agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Directors/Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Company than the overall terms of the form(s) approved by the Board of Directors/Trustees. In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Company or any Fund.

2 Representations; Indemnification.

2.1 The Company represents to the Distributor that all registration statements with respect to Shares and shareholder reports with respect to Funds filed by the Company with the SEC, have been prepared in conformity with the requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and rules and regulations of the SEC thereunder. The Company further represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, and any shareholder report, when such report is filed, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement or shareholder report will be true and correct when such registration statement becomes effective, or when such shareholder report is filed; and that no registration statement, when such registration statement becomes effective, and no shareholder report, when such shareholder report is filed, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Company authorizes the Distributor and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Company as being the then-current form of prospectus or then-current form of statement of additional information.

2.2 The Company agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or shareholder report or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or shareholder report or necessary to make any statement in such documents not misleading; provided, however, that the Company’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or shareholder report or in any financial or other statements in reliance upon and in conformity with any information furnished to the Company by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Company’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Company or its shareholders to which the Distributor, is officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Distributor’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of the Distributor’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.

The Company’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Company’s being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Company within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability hereunder, which the Company may have to the person against whom, such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, except to the extent the Company has been actually prejudiced by such delay. The Company will be entitled to assume at its own expense the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Company, the Company will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them.

The Company’s indemnification agreement contained in this paragraph 2.2 and the Company’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers or directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors/Trustees in connection with the issue and sale of any Shares.

2.3 The Distributor agrees to indemnify, defend and hold the Company, its several officers and Directors/Trustees, and any person who controls the Company within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Directors/Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors/Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Company or its counsel and used in the Company’s registration statement or shareholder reports, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Company or its counsel required to be stated in such answers or necessary to make such information not misleading, or (b) any willful misfeasance, bad faith or gross negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its reckless disregard thereof. The Distributor’s agreement to indemnify the Company, its officers and Directors/Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor’s being notified of any action brought against the Company, its officers or Directors/Trustees, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability hereunder, which the Distributor or any affiliate thereof may have to the Company, its officers or Directors/Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, or other conduct covered by this indemnity agreement, except to the extent the Distributor has been actually prejudiced by such delay. The Distributor shall have the right to control the defense of such action, with counsel of good standing of its own choosing, approved by the Board of Directors/Trustees of the Company, which approval shall not unreasonably be withheld, if such action is based solely upon such misstatement or omission, or alleged misstatement or omission, on the Distributor’s part or any affiliate thereof.

2.4 The Company agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose. Thereafter, no Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Company’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company’s prospectus or Articles of Incorporation/Declaration of Trust.

3 Confidentiality.

The Company and Distributor may receive from each other information, or access to information, about the customers or about consumers generally (collectively,

“Customer Information”) including, but not limited to, nonpublic personal information such as a customer’s name, address, telephone number, account relationships, account balances and account histories. Each of the Company and Distributor agrees on behalf of their respective employees that all information, including Customer Information, obtained pursuant to this Agreement shall be considered confidential information. Except as permitted by law or required by order of a court or governmental authority, or required by any self-regulatory organization, having jurisdiction over the parties, none of the parties shall disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including its use under applicable provisions of the SEC’s Regulation S-P in the ordinary course of carrying out the purposes of this Agreement.

4 Anti-Money Laundering Program.

The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Company promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

5 Limitations of Liability.

Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

6 Term.

6.1 This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two (2) years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Company’s Board of Directors/Trustees, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of the Company’s Directors/Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

6.2 This Agreement is terminable with respect to a Fund, without penalty, on not less than sixty (60) days’ written notice, by the Company’s Board of Directors/Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination, the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination and the provisions of Sections 2, 3, 5, 6.2, 7, 8 and 9.

7 Limited Recourse.

The names “Excelsior Funds, Inc.” and “Directors of Excelsior Funds, Inc.” refer respectively to the Company created by the Articles of Incorporation and the Directors as Directors but not individually or personally. The names “Excelsior Tax-Exempt Funds, Inc.” and “Directors of Excelsior Tax-Exempt Funds, Inc.” refer respectively to the Company created by the Articles of Incorporation and the Directors as Directors but not individually or personally. The names “Excelsior Funds Trust” and “Trustees of Excelsior Funds Trust” refer respectively to the Company created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of a Company arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Company and that no Director/Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of a Company must look solely to the property belonging to such Fund for the enforcement of any claims against the Company.

8 Miscellaneous.

8.1 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8.2 This Agreement shall be governed by the laws of the State of Delaware as in effect as of the date hereof and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

9 Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of each Company shall be One Financial Center, Boston, Massachusetts 02111, Attention: Secretary, and that of the Distributor shall be One Financial Center, Boston, Massachusetts 02111, Attention: President.

10 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

EXCELSIOR FUNDS, INC.
EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS TRUST
Each in its own capacity and on behalf of each of its Funds

By:	/s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	President

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:	/s/ Michael A. Jones
Name:	Michael A. Jones
Title:	President

SCHEDULE I

EXCELSIOR FUNDS, INC.

Blended Equity Fund

Core Bond Fund

Emerging Markets Fund

Energy and Natural Resources Fund

Government Money Fund

Intermediate-Term Bond Fund

International Fund

Large Cap Growth Fund

Money Fund

Pacific/Asia Fund

Real Estate Fund

Short-Term Government Securities Fund

Small Cap Fund

Treasury Money Fund

Value and Restructuring Fund

EXCELSIOR TAX-EXEMPT FUNDS, INC.

California Short-Intermediate Term Tax-Exempt Income Fund

Intermediate-Term Tax-Exempt Fund

Long-Term Tax-Exempt Fund

New York Intermediate-Term Tax-Exempt Fund

New York Tax-Exempt Money Fund

Short-Term Tax-Exempt Securities Fund

Tax-Exempt Money Fund

EXCELSIOR FUNDS TRUST

Equity Income Fund

Equity Opportunities Fund

High Yield Fund

International Equity Fund

Mid Cap Value and Restructuring Fund

Current as of the 16th day of September, 2007.

SCHEDULE II

	Class A Shares	Class C Shares	Retirement Class Shares
Excelsior Funds, Inc.
Blended Equity Fund	N/A	N/A	N/A
Core Bond Fund	N/A	N/A	0.50%
Emerging Markets Fund	0.25%	0.75%	N/A
Energy and Natural Resources Fund	0.25%	0.75%	N/A
Government Money Fund	N/A	N/A	N/A
Intermediate-Term Bond Fund	N/A	N/A	N/A
International Fund	N/A	N/A	N/A
Large Cap Growth Fund	0.25%	0.75%	0.50%
Money Fund	N/A	N/A	N/A
Pacific/Asia Fund	N/A	N/A	N/A
Real Estate Fund	N/A	N/A	N/A
Short-Term Government Securities Fund	N/A	N/A	N/A
Small Cap Fund	0.25%	0.75%	0.50%
Treasury Money Fund	N/A	N/A	N/A
Value and Restructuring Fund	0.25%	0.75%	0.50%
Excelsior Funds Trust
Equity Income Fund	N/A	N/A	0.50%
Equity Opportunities Fund	0.25%	0.75%	N/A
High Yield Fund	N/A	N/A	N/A
International Equity Fund	N/A	N/A	N/A
Mid Cap Value and Restructuring Fund	N/A	N/A	0.50%

Current as of the 16th day of September, 2007.

EXCELSIOR FUNDS, INC.
EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS TRUST
Each in its own capacity and on behalf of each of its Funds

By:	/s/ Christopher L. Wilson
Name:	Christopher L. Wilson
Title:	President

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:	/s/ Michael A. Jones
Name:	Michael A. Jones
Title:	President

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